Exhibit 10.2.8
CALPINE CORPORATION
AMENDED AND RESTATED
CHANGE IN CONTROL AND SEVERANCE
BENEFITS PLAN

Calpine Corporation, a Delaware corporation (the “Company”) previously adopted the Calpine Corporation Change in Control and Severance Benefits Plan, as amended from time to time (the “Prior Plan“) for the benefit of certain Participant employees of the Company and its subsidiaries, on the terms and conditions therein stated. In accordance with Section 7.03 thereof, the Board hereby approves this amendment and restatement (the “Plan”), effective as of the Effective Date (as defined below), which supersedes and replaces the Prior Plan in all respects. The Plan is intended to help retain qualified employees, maintain a stable work environment and provide financial security to certain Participant employees of the Company in the event of a Change in Control and in the event of a termination of employment in connection with or without a Change in Control. The Plan, as a “severance pay arrangement” within the meaning of section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations ss. 2510.3-2(b).
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.01    Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:
“Annual Salary” shall mean the base salary paid to a Participant immediately prior to his or her Termination Date on an annual basis exclusive of any bonus payments or additional payments under any Benefit Plan.
“Benefit Plan” shall mean any “employee benefit plan” (including any employee benefit plan within the meaning of Section 3(3) of ERISA); program, arrangement or practice maintained, sponsored or provided by the Company, including those relating to compensation, bonuses, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits).
“Board” means the Board of Directors of the Company.
“Cause” shall have the meaning set forth in any individual Employment Agreement, severance or similar agreement between the Company and a Participant, or in the event that a

Participant is not party to such an agreement or such agreement does not define “Cause”, Cause shall mean:
(i)    the Participant’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Company;
(ii)    the Participant’s conviction of, or plea of guilty or no contest to, any felony;
(iii)    the Participant’s violation of the Company’s drug policy or anti-harassment policy;
(iv)    the Participant’s admission of liability of, or finding by a court or the SEC (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;
(v)    the Participant’s failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company or the Participant’s gross negligence in performance, or willful non-performance, of any of the Participant’s duties and responsibilities with respect to the Company that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company; or
(vi)    other than as provided in clauses (i) through (v) above, the Participant’s material breach of any material provision of this Plan that is not remedied within thirty (30) days of the Participant being provided written notice thereof.
The Participant shall not have acted in a “willful” manner if the Participant acted, or failed to act, in a manner that he believed in good faith to be in, or not opposed to, the best interests of the Company.
“Change in Control” shall mean:
(i) the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) individuals who, as of the Effective Date, constitute the Board of Directors (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or
(iii) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).
“COBRA” shall mean Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
“Common Stock” means common stock of the Company.
“Compensation Committee” shall mean the Compensation Committee of the Board.
“Disability” shall have the meaning set forth in Section 409A(a) (2) (C) of the Code.
“Effective Date” shall mean November 4, 2013.
“Employment Agreement” shall mean any written employment agreement in effect between a Participant and the Company or one of its affiliates.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Good Reason” shall have the meaning set forth in a Participant’s Employment Agreement or, if such Participant is not party to an Employment Agreement that defines “Good Reason”, shall mean when used with reference to any Participant, any of the following actions or failures to act, but in each case only if it occurs while such Participant is employed by the Company and then only if it is not consented to by such Participant in writing:
(i)    assignment of a position that is of a lesser rank than held by the Participant prior to the assignment and that results in such Participant ceasing to be an executive officer of a company with securities registered under the Securities Exchange Act of 1934;
(ii)    a material reduction in such Participant’s base salary or target bonus opportunity (including an adverse change in performance criteria or a decrease in ultimate target bonus opportunity) in effect the day prior to the Effective Date; or
(iii)    any change of more than fifty (50) miles in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.
For purposes of this definition, none of the actions described in clauses (i) and (ii) above shall constitute “Good Reason” with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by such Participant (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided that “Good Reason” shall cease to exist for any action described in clauses (i) through (iii) above on the sixtieth (60th) day following the later of the occurrence of such action or the Participant’s knowledge thereof, unless such Participant has given the Company written notice thereof prior to such date.
“Original Effective Date” shall mean the “Effective Date” of the Prior Plan.
“Participant” shall mean an employee of the Company who is included on Schedule A hereto, as that schedule may be amended in accordance with Section 2.01.
“Plan” shall mean this Calpine Corporation Amended and Restated Change in Control and Severance Benefits Plan, as amended, supplemented or modified from time to time in accordance with its terms.
“Pro-rata Bonus Amount” shall mean an amount equal to the annual cash bonus a Participant would have been entitled to receive in respect of the fiscal year in which such Participant’s Termination Date occurs had the Participant continued in employment until the end of such fiscal year, which amount shall be determined based on actual performance for such year relative to the performance goals applicable to such Participant, with the amount of such bonus being multiplied by a fraction (A) the numerator of which is the number of days in such fiscal year through the Termination Date and (B) the denominator of which is 365.
“Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)    the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or
(ii)    the Company or any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
(iii)    the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen (15%) or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of Directors; or
(iv)    the Compensation Committee adopts a resolution to the effect that a Potential Change in Control has occurred.
“Successor” shall mean a successor to all or substantially all of the business, operations or assets of the Company.
“Termination Date” shall mean, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 2.02 or delivered by the Company to such Participant in accordance with Section 2.03 (or the date on which such Termination Notice is delivered, if later), or, as applicable, the Participant’s date of death or a Tier 1 Participant’s voluntary termination under Section 5.01.
“Termination Notice” shall mean, as appropriate, written notice from (a) a Participant to the Company purporting to terminate such Participant’s employment for Good Reason in accordance with Section 2.02 or (b) the Company to any Participant purporting to terminate such Participant’s employment for Cause, without Cause or for Disability in accordance with Section 2.03.
“Tier 1 Participant” shall mean each Participant designated in Schedule A hereto as a Tier 1 Participant, as that schedule may be amended in accordance with section 2.01.
“Tier 2 Participant” shall mean each Participant designated in Schedule A hereto as a Tier 2 Participant, as that schedule may be amended in accordance with Section 2.01.
“Tier 3 Participant” shall mean each Participant designated in Schedule A hereto as a Tier 3 Participant, as that schedule may be amended in accordance with Section 2.01.
“Tier 4 Participant” shall mean each Participant designated in Schedule A hereto as a Tier 4 Participant, as that schedule may be amended in accordance with Section 2.01.

Section 1.02    Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
ARTICLE II
ELIGIBILITY AND BENEFITS
Section 2.01    Eligible Employees.
(a)    An employee of the Company shall be a “Participant” in the Plan during each calendar year (or partial calendar year) for which he or she has been designated as a Participant (and in the Tier so designated) by the Compensation Committee and for each succeeding calendar year, unless the Participant is given written notice by October 31 of the preceding year of the determination of the Compensation Committee that such Participant shall cease to be a Participant or shall participate in a different Tier for such succeeding calendar year. Notwithstanding the foregoing, a Participant may not be removed from the Plan, nor placed in a lower tier (with Tier 1 being the highest Tier and Tier 4 being the lowest Tier), during the pendency of, or within six (6) months following, a Potential Change in Control or within two years following a Change in Control.
(b)    This Plan is only for the benefit of Participants, and no other employees, personnel, consultants or independent contractors shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.
Section 2.02    Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a Termination Notice to the Company, which notice shall be signed by such Participant, shall be dated the date it is given to the Company, shall specify the Termination Date and shall state that the termination is for Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that does not comply in all material respects with the foregoing requirements as well as the “Good Reason” definition provisions set forth in Section 1.01 shall be invalid and ineffective for purposes of this Plan. If the Company receives from any Participant a Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor. Any termination of employment by the Participant that either does not constitute Good Reason or fails to meet the Termination Notice requirements set forth above shall be deemed a termination by the Participant without Good Reason.
Section 2.03    Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant’s employment for Cause, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Cause and shall set forth in reasonable detail the particulars thereof. For purposes of this Plan, in order for the Company to terminate any Participant’s employment without Cause, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such

Participant, shall specify the Termination Date and shall state that the termination is without Cause. For purposes of this Plan, in order for the Company to terminate any Participant’s employment for Disability, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Disability and shall set forth in reasonable detail the particulars thereof. Any Termination Notice given by the Company that does not comply, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. Any Termination Notice purported to be given by the Company to any Participant after the death or retirement of such Participant shall be invalid and ineffective.
ARTICLE III
EQUITY AWARDS
Section 3.01    Accelerated Vesting of Equity upon Change in Control. Upon the occurrence of a Change in Control, notwithstanding the provisions of any Benefit Plan or agreement (except as provided in this Section 3.01):
(a)    each outstanding option to purchase Company Common Stock (each, a “Stock Option”) shall become automatically vested and exercisable and
(i)    in the case of those Stock Options outstanding as of the Original Effective Date, shall remain exercisable by such Participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Stock Option would have otherwise expired, but in no event beyond the original term of such Stock Option; and
(ii)    in the case of all Stock Options granted to a Participant after the Original Effective Date, shall remain exercisable by such Participant for a period of (x) three years in the case of a Tier 1 Participant, (y) two years in the case of a Tier 2 Participant or (z) one year in the case of a Tier 3 Participant, beyond the date at which the Stock Option would have otherwise expired, but in no event beyond the original term of such Stock Option;
(b)    each performance share unit held by a Participant shall immediately be deemed fully earned, each stock appreciation right held by a participant shall immediately vest, and the restrictions on all other awards relating to Common Stock held by a Participant shall immediately lapse, and all such awards shall be immediately payable.
Section 3.02    Accelerated Vesting of Equity Upon Death or Disability. In the event that a Participant’s employment terminates due to the Participant’s death or Disability, notwithstanding the provisions of any Benefit Plan or agreement (except as provided in this Section 3.02):
(a)    each Stock Option shall become automatically vested and remain exercisable for the period set forth in the applicable Benefit Plan or agreement; and
(b)    each performance share unit held by a Participant shall immediately be deemed fully earned, each stock appreciation right held by a participant shall immediately vest, and the restrictions on all other awards relating to Common Stock held by a Participant shall immediately lapse, and all such awards shall be immediately payable.
ARTICLE IV

SEVERANCE AND RELATED BENEFITS
WHICH ARE NOT IN CONNECTION WITH
A CHANGE IN CONTROL
Section 4.01    Termination of Employment. In the event that a Participant’s employment is terminated (i) by the Participant for Good Reason or (ii) by the Company without Cause, then in each case, such Participant (or his or her beneficiary) shall be entitled to receive, and the Company shall be obligated to pay to the Participant, subject to Sections 4.02 through 4.03 and Section 7.01 hereof:
(a)    In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.0 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) a lump sum payment equal to all unused vacation time accrued by such Participant as of the Termination Date under the Company’s vacation policy plus (iii) all accrued but unpaid compensation earned by such Participant as of the Termination Date to be paid by the Company as soon as practicable following the Termination Date ((ii) and (iii), together referred to herein as the “Accrued Obligations”) plus (iv) the Pro-rata Bonus Amount, which shall be payable at such time as the Company pays annual bonuses for the year in which the Termination Date occurs, but in no event later than the 15th day of the third month following the end of the taxable year (of the Company or such Participant, whichever is later) in which the performance targets have been achieved. In addition, for a period of twenty-four months following the Termination Date, such Participant and his or her dependents shall continue to be covered by all health care, medical, dental and life insurance plans and programs (excluding disability) maintained by the Company under which the Participant was covered immediately prior to the Termination Date (collectively the “Continued Health Care Benefits”) at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefits shall be provided concurrently with any health care benefit required under COBRA.
(b)    In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.5 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of eighteen months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(c)    In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.5 times the sum of (A)

the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of eighteen months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(d)    In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of twelve months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(e)    Notwithstanding anything herein to the contrary, if a Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code (“Specified Employee”), then any severance payment as set forth in Section 4.01(a), (b), (c) and (d) above which is not otherwise exempt from Section 409A of the Code shall be paid during a 30 day period which commences on the date which is the day after the six month anniversary of such Specified Employee’s Termination Date. In any event, all Accrued Obligations shall be paid to the Participant as soon as practicable following the Termination Date and no later than sixty (60) days following the Termination Date. Except as provided below with respect to a Specified Employee, the payment of any health or medical claims for the health and medical coverage provided in Sections 4.01(a), (b), (c) and (d) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such health or medical claim be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of medical claims eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the medical claims eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six month period commencing the date after the Specified Employee’s Termination Date, the cost of any health or medical claims for health and medical coverage provided in this Section 4.01 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the health and medical service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such health and medical expenses were incurred.
(f)    Each Participant whose termination of employment entitles him or her to severance pay as set forth in 4.01 (a), (b), (c) and (d) above shall be entitled to receive outplacement benefits from the Company at its expense beginning on a Participant’s Termination Date and ending on the monthly anniversary date of such Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month

Except as provided below with respect to a Specified Employee, the payment of any outplacement benefits provided in this Section 4.01(f) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such outplacement benefits be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six month period commencing the date after the Specified Employee’s Termination Date, the cost of any outplacement benefits provided in this Section 4.01(f) which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the outplacement service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such outplacement benefits were incurred.
Section 4.02    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article IV, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form attached hereto as Appendix “A” (the form currently used by the Company) which, other than the release provisions, terminates on the monthly anniversary date of each Participant’s Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month

Notwithstanding the foregoing, in the event a Participant’s Employment Agreement expressly provides for an alternative form of release agreement, the form provided for in such Employment Agreement shall apply instead of the form attached hereto as Appendix “A”.
Section 4.03    Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, once a Participant becomes employed by a third party and is eligible to receive health and welfare benefits (whether or not substantially comparable), the Participant must provide the Company with notice (in accordance with Section 7.08) of said employment and the Company’s obligation to pay for Continued Health Care Benefits or outplacement benefits shall cease.
(b)    Any amounts payable under this Plan shall be in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with the Company. Without limiting the generality of the foregoing, in the event that a Participant becomes entitled to any payment under this Plan, such Participant shall not be entitled to receive any payment under any Employment Agreement, change in control or other agreement with the Company or any Company severance plan, except to the extent such plan or agreement expressly provides payments, benefits or rights specified to be in addition to those provided under the Plan. As a condition to receipt of any payment under this Plan, the Participant shall waive any entitlement to any other severance or termination payment by the Company, unless such severance or termination payment is expressly provided under the applicable plan or agreement to be in addition to those provided under the Plan. Notwithstanding the foregoing, in the event a Participant is party to an Employment Agreement that expressly provides for the payment of severance or other termination benefits to be in lieu of payments pursuant to the Plan, such Participant shall receive the payments and benefits described in the Participant’s Employment Agreement and shall not be entitled to receive payments or benefit pursuant to the Plan.

ARTICLE V
SEVERANCE AND RELATED TERMINATION BENEFITS
WHICH ARE IN CONNECTION WITH A CHANGE IN CONTROL

Section 5.01    Termination of Employment. In the event that a Participant’s employment is terminated within twenty-four months following a Change in Control or within six (6) months following a Potential Change in Control provided that a Change in Control occurs within nine (9) months following such Potential Change in Control, and upon the occurrence of (i) a Tier 1 Participant’s, Tier 2 Participant’s, Tier 3 Participant’s or Tier 4 Participant’s termination of his or her employment for Good Reason or (ii) a Tier 1 Participant’s, Tier 2 Participant’s, Tier 3 Participant’s or Tier 4 Participant’s employment being terminated by the Company without Cause, then in each case, such Participant (or his or her beneficiary) shall be entitled to receive, and the Company shall be obligated to pay to the Participant, subject to Sections 5.03 through 5.04 and Section 7.01 hereof:

(a)    In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.99 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date; plus (iii) the Pro-rata Bonus Amount, which shall be payable at such time as the Company pays annual bonuses for the year in which the Termination Date occurs, but in no event later than the 15th day of the third month following the end of the taxable year (of the Company or such Participant, whichever is later) in which the performance targets have been achieved. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(b)    In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.99 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(c)    In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 2.99 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(d)    In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant’s Termination Date in an amount equal to 1.99 times the sum of (A) the Participant’s highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of twenty-four months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.

(e)    Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee, then any severance payment as set forth in Sections 5.01(a), (b), (c) and (d) above which is not otherwise exempt from Section 409A of the Code shall be paid during a 30 day period which commences on the date which is the day after the six month anniversary of such Specified Employee’s Termination Date. In any event, all Accrued Obligations shall be paid to the Participant as soon as practicable following the Termination Date and no later than sixty (60) days following the Termination Date. Except as provided below with respect to a Specified Employee, the payment of any health or medical claims for the health and medical coverage provided in Sections 5.01(a), (b), (c) and (d) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such health or medical claim be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of medical claims eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the medical claims eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee, during the six month period commencing the date after the Specified Employee’s Termination Date, the cost of any health or medical claims for health and medical coverage provided in this Section 5.01 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the health and medical service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such health and medical expenses were incurred.
(f)    Each Participant whose termination of employment entitles him or her to severance pay as set forth in 5.01 (a), (b), (c) and (d) above shall be entitled to receive outplacement benefits from the Company at its expense beginning on a Participant’s Termination Date and ending on the monthly anniversary date of such Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month
Except as provided below with respect to a Specified Employee, the payment of any outplacement benefits provided in this Section 5.01(f) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such outplacement benefits be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee, during the six month period commencing the date after the Specified Employee’s Termination Date, the cost of any outplacement benefits provided in this Section 5.01(f) which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the outplacement service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such outplacement benefits were incurred.
Section 5.02    Parachute Payments. If any benefit or payment by the Company or its subsidiaries to a Tier 1, Tier 2, or Tier 3 Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, including any acceleration of vesting or payment) (a “Payment”) is determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such Tier 1, Tier 2, or Tier 3 Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, being herein collectively referred to as the “Excise Tax”), then with respect to the Tier 1, Tier 2, or Tier 3 Participant and to the extent necessary to make such portion of the Payments not subject to the Excise Tax (and after taking into account any reduction in the Payments provided by reason of Section 280G of the Code under any other plan, arrangement or agreement), the portion of the Payments that do not constitute deferred compensation within the meaning of Section 409A shall first be reduced (if necessary, to zero), and all other Payments shall thereafter be reduced (if necessary, to zero) with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first, but only if (i) the net amount of such Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Payments) is greater than or equal to (ii) the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Payments and the amount of Excise Tax to which Participant would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments).
Section 5.03    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article V, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form attached hereto as Appendix “A” (the form currently used by the Company) which, other than the release provisions, terminates on the monthly anniversary date of each Participant’s Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	36 Month
Tier 2	36 Month
Tier 3	36 Month
Tier 4	24 Month

Notwithstanding the foregoing, in the event a Participant’s Employment Agreement expressly provides for an alternative form of release agreement, the form provided for in such Employment Agreement shall apply instead of the form attached hereto as Appendix “A”.
Section 5.04    Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, once a Participant becomes employed by a third party and is eligible to receive health and welfare benefits (whether or not substantially comparable), the Participant must provide the Company with notice (in accordance with Section 7.08) of said employment and the Company’s obligation to pay for Continued Health Care Benefits or outplacement benefits shall cease.
(b)    Any amounts payable under this Plan shall be in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with the Company. Without limiting the generality of the foregoing, in the event that a Participant becomes entitled to any payment under this Plan, such Participant shall not be entitled to receive any payment under any Employment Agreement, change in control or other agreement with the Company or any Company severance plan, except to the extent such plan or agreement expressly provides payments, benefits or rights specified to be in addition to those provided under the Plan. As a condition to receipt of any payment under this Plan, the Participant shall waive any entitlement to any other severance or termination payment by the Company, unless such severance or termination payment is expressly provided under the applicable plan or agreement to be in addition to those provided under the Plan. Notwithstanding the foregoing, in the event a Participant is party to an Employment Agreement that expressly provides for the payment of severance or other termination benefits to be in lieu of payments pursuant to the Plan, such Participant shall receive the payments and benefits described in the Participant’s Employment Agreement and shall not be entitled to receive payments or benefit pursuant to the Plan.
ARTICLE VI
DISPUTE RESOLUTION
Section 6.01    Negotiation. In case a claim, dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant shall give written notice to the other disputant (“Dispute Notice”) that it wishes to resolve such claim, dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such claim, dispute or controversy. If the claim, dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice (as described in section 7.08), either disputant may initiate arbitration of the claim, dispute or controversy as provided in Section 6.02. All negotiations pursuant to this Section 6.01 shall be held at the Company’s principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.
Section 6.02    Arbitration. Any claim, dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 6.01 within 30 days of the effective date of the Dispute Notice (as described in Section 7.08) shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association regarding resolution of employment-related disputes. The arbitrator may, without limitation, award injunctive relief, but shall not be empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages, such as punitive damages. The arbitrator’s decision shall be final and legally binding on the disputants and their successors and assigns, and judgment by the arbitrator may be entered in any court having jurisdiction. Each party shall pay its own fees, disbursements, and costs relating to or arising out of any arbitration, provided that the Company shall pay on behalf of the Participant all fees, disbursements, and costs relating to or arising out of any arbitration in respect of any claim brought by a Participant at any time following a Change in Control. All arbitration conferences and hearings shall be held within a thirty (30) mile radius of Houston, Texas.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01    Cumulative Benefits. Except as provided in Sections 4.02 and 5.03, the rights and benefits provided to any Participant under this Plan are in addition to and shall not be a replacement of, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company except for any severance or termination benefits. In the event a Participant is party to an Employment Agreement or other plan or agreement that provides for the payment of severance or termination benefits, the benefits provided pursuant to the Plan shall be in lieu of and not in addition to those provided for under such Employment Agreement or other plan or agreement unless the Employment Agreement or other plan or agreement expressly provides for payments, benefits or rights to be in addition to those provided under the Plan.
Section 7.02    No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. Except as otherwise provided in Sections 4.03 and 5.04, the amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits. The Company’s obligations to make payments to any Participant required under this Plan shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against such Participant.
Section 7.03    Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that the Plan may not be amended or terminated during the pendency of, or within six (6) months following, a Potential Change in Control, or within two (2) years following a Change in Control. Notwithstanding the foregoing, nothing herein shall abridge the authority of the Compensation Committee to designate a new Participant or to determine that a Participant shall no longer be entitled to participate in the Plan in accordance with section 2.01(a) hereof. The Plan shall terminate when all of the obligations to Participants hereunder have been satisfied in full.
Section 7.04    Enforceability. The failure of Participants or the Company to insist upon strict adherence to any term of the Plan on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Plan.
Section 7.05    Administration.
(a)    The Compensation Committee shall have full and final authority, subject to the express provisions of the Plan, with respect to designation of Participants and administration of the Plan, including but not limited to, the authority to construe and interpret any provisions of the Plan and to take all other actions deemed necessary or advisable for the proper administration of the Plan.
(b)    The Company shall indemnify and hold harmless each member of the Compensation Committee and any other employee of the Company that acts at the direction of the Compensation Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member’s or employee’s own gross negligence or willful cause. Expenses against which such member or employee shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
Section 7.06    Consolidations, Mergers, Etc. In the event of a merger, consolidation or other transaction, nothing herein shall relieve the Company from any of the obligations set forth in the Plan; provided, however, that nothing in this Section 5.06 shall prevent an acquirer of or Successor to the Company from assuming the obligations, or any portion thereof, of the Company hereunder pursuant to the terms of the Plan provided that such acquirer or Successor provides adequate assurances of its ability to meet this obligation. In the event that an acquirer of or Successor to the Company agrees to perform the Company’s obligations, or any portion thereof, hereunder, the Company shall require any person, firm or entity which becomes its Successor to expressly assume and agree to perform such obligations in writing, in the same manner and to the same extent that the Company would be required to perform hereunder if no such succession had taken place.
Section 7.07    Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its Successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant’s devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant’s estate. No payments, benefits or rights arising under this Plan may be assigned or pledged by any Participant, except under the laws of descent and distribution.
Section 7.08    Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to the Company, at the Company’s principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the General

Counsel, and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States certified or registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.
Section 7.09    Tax Withholding. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) which it is required to withhold therefrom.
Section 7.10    No Employment Rights Conferred. This Plan shall not be deemed to create a contract of employment between any Participant and the Company and/or its affiliates. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant’s employment at any time.
Section 7.11    Entire Plan. Except as expressly provided in an Employment Agreement, this Plan contains the entire understanding of the Participants and the Company with respect to severance arrangements maintained on behalf of the Participants by the Company, and there are no restrictions, agreements, promises, warranties, covenants or undertakings between the Participants and the Company with respect to the subject matter herein other than those expressly set forth herein.
Section 7.12    Prior Agreements. Except as expressly provided in an Employment Agreement, this Plan supersedes all prior agreements, programs and understandings (including the Prior Plan and any verbal agreements and understandings) between the Participants and the Company regarding the terms and conditions of Participant’s severance arrangements in the event of a Change in Control.
Section 7.13    Severability. If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.
Section 7.14    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws rules, and applicable federal law.

[Signature Page Follows]

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan as an amendment and restatement of the Prior Plan by the Calpine Corporation Board of Directors, Calpine Corporation has caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date.

CALPINE CORPORATION
By:	/s/ JACK A. FUSCO

Printed Name:	JACK A. FUSCO

Title	CEO

[Signature Page to Change in Control and Severance Benefits Plan]

CALPINE CORPORATION
CHANGE IN CONTROL AND SEVERANCE
BENEFITS PLAN

Schedule “A” (as amended effective 11/10/16)

Tier 1 Participants
Chief Executive Officer

Tier 2 Participants
Chief Operating Officer

Tier 3 Participants
Executive Vice Presidents

Tier 4 Participants
Senior Vice Presidents of Calpine Corporation with a pay grade at 19 or above; Vice Presidents of Calpine Corporation with a pay grade at 19 or above; employees of Calpine Corporation with a pay grade at 19 or above; and such other employees of subsidiaries of Calpine Corporation that are designated as Tier 4 Participants pursuant to their written employment agreement or by the Compensation Committee